UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 11, 2014

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (734) 855-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Director Not Standing for Re-Election

On February 12, 2014 Paul H. O’Neill, a member of the Board of Directors (the “Board”) of TRW Automotive Holdings Corp. (the “Company”) provided notice to the Board that he will not stand for re-election to the Board at the Company’s next annual stockholders meeting to be held on May 13, 2014.

(d) Election of Director

At a meeting held on February 12, 2014, the Company’s Board elected David W. Meline as a Class I director (with a current term expiring at the 2014 annual meeting of stockholders), temporarily (given Mr. O’Neill’s decision described above) increasing the size of the Board to eleven members.  Mr. Meline has been Senior Vice President and Chief Financial Officer of 3M Company (“3M”) since April 2011.  Prior to that, he served as 3M’s vice president, corporate controller and chief accounting officer from 2008 through March of 2011.  Prior to joining 3M in 2008, Mr. Meline had been at General Motors Corporation for 20 years, serving in various capacities, including vice president and chief financial officer for GM North America from 2007 to 2008.  He also held senior level positions with GM Europe in Switzerland (2004 — 2007), GM Daewoo in South Korea (2001 — 2004), GM Brasil (1996 — 2001), GM Kenya (1993 — 1996) and at General Motors’ New York office in the company’s treasurer’s office (1986 — 1993).  He began his career at AT&T Corporation as a product design engineer.  Mr. Meline currently serves on the Board of the University of Chicago Booth CFO Advisory Forum.

In connection with his election, the Company has agreed to compensate Mr. Meline consistently with its other independent directors.  As such, Mr. Meline’s compensation will consist of an annual cash retainer of $100,000, which will be prorated for the remainder of his current term.  Mr. Meline will also receive an award of restricted stock units (each, an “RSU”), valued at approximately $110,000 annually, plus a prorated portion for the time period between his appointment and the grant date which will be in May.  Each RSU will represent the right to receive one share of the Company’s common stock on the date of the annual stockholders’ meeting in the year following the date of grant, which will approximate a one-year vesting period, provided that Mr. Meline continues to serve as a member of the Board.  Mr. Meline also became a party to an indemnification agreement which contains substantially the same provisions as the indemnification agreements previously entered into with each of the Company’s existing officers and directors, the terms of which were summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2008, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein as Exhibit 10.2 hereto.  Other terms and conditions of Mr. Meline’s compensation are outlined in the letter attached hereto as Exhibit 10.1.

There is no arrangement or understanding between Mr. Meline and any other person pursuant to which he was selected as a director.  Mr. Meline does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The text of the press release announcing the election of Mr. Meline, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

(e) Certain Compensation Matters Applicable to the Named Executive Officers

At a meeting held on February 11, 2014, the Compensation Committee (the “Committee”) of the Board, among other things (i) approved and authorized the Company to amend the annual cash incentive (bonus) program (the “Bonus Plan”) effective for 2014, (ii) approved and authorized the Company to enter into performance stock unit (“Performance Unit”) agreements with certain of the Company’s executive officers, including the Company’s named executive officers other than Steven Lunn (each, an “Executive Officer”), (iii) approved and authorized the Company to modify the retirement definition contained in its equity award agreements to add a further requirement of six months of employment after the grant date, (iv) granted Steven Lunn a cash award in lieu of equity awards, and (v) modified the Company’s stock ownership guidelines.

Amendment to Bonus Plan

Effective for the 2014 Bonus Plan, each of the EBITDAP and cash flow factors have been increased to a 40% weighting (an increase from 25% for each in the prior year), and the discretionary additional factors have been reduced to a 20% weighting (down from 50% in the prior year).  As a result of the change, the bonus payouts will be more closely tied to the attainment of the financial metrics and less reliant on the discretion of the Committee.

Performance Units for Named Executive Officers

The Committee elected to commence using Performance Units as part of the Executive Officers’ long-term incentive compensation under the Company’s 2012 stock incentive plan.  For 2014, the target values of each executive’s long-term incentive compensation awards were set so that approximately 20% would be in the form of Performance Units, 40% in the form of stock-settled stock appreciation rights and 40% in the form of restricted stock units.

The Committee awarded each of the Executive Officers a target award of Performance Units with a grant date of February 21, 2014.  In general, Performance Units will be earned and payable after the end of a three-year performance period that begins with the year in which the grant is made.  The actual number of Performance Units earned relative to the target award is contingent upon the Company’s achievement of total shareholder return (“TSR”) relative to the Russell 3000 Auto Parts Group over the relevant performance period.  Each Performance Unit that is earned will be settled with a share of the Company’s common stock.  The number of shares that are paid out under the Performance Unit Awards can vary from zero to 150% of the target award.  The awards will be settled and shares issued thereunder after the termination of the applicable performance period assuming that the award holder has been continuously employed throughout the performance period, subject to (i) provisions allowing for settlement after termination of employment in the case of retirement or a qualifying termination of employment following a change in control, and (ii) provisions for earlier prorated settlement upon death, disability, termination of employment by the Company without cause or by the executive with good reason, as such terms are defined in the agreement.  The final value of the award to each Executive Officer will vary based upon the level of performance achieved over the associated performance period and the value of the Company’s stock at the end of the performance period.

The target award of Performance Units granted to each of the Company’s named executive officers is as follows:

John C. Plant, President and Chief Executive Officer	26,000
Joseph S. Cantie, Executive Vice President and Chief Financial Officer	8,083
Peter J. Lake, Executive Vice President, Sales and Business Development	3,233
Neil E. Marchuk, Executive Vice President, Human Resources	3,166

The foregoing summary is qualified in its entirety by reference to the full text of the form of Executive Officer Performance Stock Unit Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to Equity Award Agreements

Beginning with the equity awards granted to the Executive Officers in 2014, the Committee authorized the Company to modify the retirement definition contained in its equity award agreements to add a further requirement of six months of employment after the grant date for a recipient of the award to be entitled to continued vesting after retirement.

Award to Steven Lunn in Lieu of Equity Grant

As previously announced by the Company, Steven Lunn, the Company’s Executive Vice President and Chief Operating Officer, has retired from the Company effective February 28, 2014.  In recognition of his many contributions to the Company over his 18 year tenure, including approximately 11 years as the Company’s Chief Operating Officer, the Committee has authorized the Company to provide to Mr. Lunn a cash payment equivalent to U.S. $2 million in lieu of granting Mr. Lunn a final equity award.

Amendment to Stock Ownership Guidelines

The Company’s stock ownership guidelines have required all of its executive officers to acquire over a five-year period and hold specified numbers of shares, depending on an individual’s position, in order to be eligible to receive equity awards under the Company’s stock incentive plan.  Given the significant increase in the Company’s share price since the requirements under the stock ownership guidelines were established, the Committee has authorized modification of the share acquisition requirements under the stock ownership guidelines.  As a result of the change, each executive officer is generally required to acquire at least 10% of the applicable stock ownership guideline by the May 1st following assumption of such executive officer position and, thereafter, must retain all shares of stock acquired through the vesting or exercise of Company-granted equity awards and through the Company’s matching contributions in the 401(k) plan, if applicable, until the applicable stock ownership guideline is met.  Once met, in order to remain eligible for equity grants under the stock incentive plan, the executive officer must continue to hold at least the number of shares set forth in the guidelines, as follows:  the target number of shares for each of the Chief Executive Officer, Chief Operating Officer and other executive officer positions are 120,000, 50,000 and 25,000, respectively.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 12, 2014, the Board approved amendments to, and restated, the Company’s by-laws, which changes became effective immediately upon their approval by the Board.  The principal changes to the by-laws are summarized as follows:  (i) Section 1.6 was amended to change the plurality voting standard to require that directors be elected by a majority of votes cast in uncontested elections, (ii) Section 2.5 was amended to increase the quorum requirements for board meetings, and (iii) Sections 1.5 and 2.5 were amended to permit the continued transaction of business at stockholder meetings and Board meetings, respectively, irrespective of the withdrawals of individuals from such meetings that result in less than a quorum continuing in attendance.  The Board also approved amendments to the Company’s Corporate Governance Guidelines to, among other things, implement a director resignation policy requiring a contingent director resignation which would be considered by the Board in the event that a director nominee fails to obtain the majority vote in an uncontested election.  The revised Corporate Governance Guidelines are available on the Company’s website at www.trw.com under Investor Relations/Corporate Governance.

The foregoing summary is qualified in its entirety by reference to the Company’s Fourth Amended and Restated By-laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.  (Including those incorporated by reference)

Exhibit No.	Description

3.1*	Fourth Amended and Restated By-laws of TRW Automotive Holdings Corp.

10.1*	Letter to David W. Meline dated as of January 10, 2014 regarding compensation as a director.

10.2	Form of Indemnification Agreement between the Company and David W. Meline (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on November 13, 2008).

10.3*	Form of Executive Officer Performance Share Unit Agreement

99.1*	Press release of TRW Automotive Holdings Corp. dated February 12, 2014 regarding the election of David W. Meline as a member of the Board of Directors.

*  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: February 14, 2014	By:	/s/ Neil E. Marchuk
Neil E. Marchuk
Executive Vice President, Human Resources

Index to Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated By-laws of TRW Automotive Holdings Corp.

10.1	Letter to David W. Meline dated as of January10, 2014 regarding compensation as a director.

10.2	Form of Indemnification Agreement between the Company and David W. Meline (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on November 13, 2008).

10.3	Form of Executive Officer Performance Share Unit Agreement

99.1	Press release of TRW Automotive Holdings Corp. dated February 12, 2014 regarding the election of David W. Meline as a member of the Board of Directors.